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                                                                   EXHIBIT 10.76


                       INVESTMENT AGREEMENT MODIFICATION I

         This Investment Agreement Modification I ("Modification"), dated as of July 21, 2003, by and among INVISA, INC., a Nevada corporation ("Company"), and BARBELL GROUP, INC. ("Investor").

         Whereas, the parties entered into an Investment Agreement dated as of May 9, 2003 ("Investment Agreement") providing, inter alia, that the Investor shall invest up to one million dollars ($1,000,000) to purchase the Company's common stock, $.001 par value per share (the "Common Stock");

         Whereas, contemporaneously with the execution and delivery of the Investment Agreement, the parties executed and delivered a Registration Rights Agreement pursuant to which the Company agreed to register the Common Stock to be purchased by the Investor, the Company subsequently filed a Registration Statement pursuant to the Registration Rights Agreement, and the Registration Statement was declared effective on July 7, 2003; and

         Whereas, the Company wishes the Investor to purchase $100,000 of Common Stock and the Investor is willing to do so upon the terms and conditions of this Modification.

         Now therefore, the Company and the Investor hereby agree as follows:

         1. Purchase and Sale of Common Stock. Simultaneously with the execution of this Modification, upon the terms and conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of Shares having an aggregate Purchase Price of $100,000.

         2. Delivery of Put Notice. At any time within 30 days from the date of this Modification, the Investor shall choose a Pricing Period, as defined in the Investment Agreement. The Investor shall give written notice to the Company of the Pricing Period and on the next Trading Day following the Pricing Period, the Company shall delivery a Put Notice to the Investor which states the Purchase Price of the Shares to be sold and the total number of Shares to be sold based on the Purchase Price and the Put Amount, and for the Pricing Period selected by Investor. If the Company does not deliver a Put Notice as provided herein, the Investor may complete the Put Notice and fax the Put Notice to the Company.


         3. No Other Changes. Except as provided in this Modification, none of the other terms and conditions of the Investment Agreement shall be amended or modified and the Investment Agreement shall remain in full force and effect.

         4. Costs and Expenses. The costs and expenses of preparing this Modification shall be borne by the Company and may be deducted from the Purchase Price proceeds.

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         This Investment Agreement has been entered into and executed as of the date first above written.

                                               INVISA, INC.



                                               By:
                                                   ------------------------

                                               BARBELL GROUP, INC.



                                               By:
                                                   ------------------------